Exhibit 10.8

THIRD AMENDMENT TO

AMENDED AND RESTATED PROMISSORY NOTE

This Third Amendment to Amended and Restated Promissory Note is entered into on July 26, 2007.

WHEREAS, that certain Amended and Restated Promissory Note dated as of July 7, 2005, in the stated principal amount of $14,000,000 was entered into by TIETEK LLC, a Delaware limited liability company (“Maker”) and OPUS 5949 LLC, a Texas Limited liability company (“Payee”), amended on December 29, 2005, and amended on September 18, 2006 (as amended the “Note”) ; and

WHEREAS, Maker and Payee now desire to amend the Note to modify certain definitions contained therein.

NOW THEREFORE, in consideration of ten dollars and other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The definition of “Debenture Termination Date” is hereby amended and restated in its entirety to read as follows:

“Debenture Termination Date.” The earliest of (i) such time as the Debentures have been paid in full, (ii) the occurrence of a Default or Event of Default, and (iii) July 24, 2010.

2. The sixth paragraph of Page 3 of the Note is hereby amended and restated in its entirety to read as follows:

“At the Option of Maker and subject to satisfaction of the conditions set forth below, Maker may pay any scheduled payment of accrued but unpaid interest due and payable from and after the date hereof, until the earlier of July 1, 2008 or the Debenture Termination Date, under this Note by either:”

Except as amended hereby, the Note remains the same in all respects and remains in full force and effect.

EXECUTED as of July 25, 2007.

MAKER:

TIETEK LLC, a Delaware limited liability company

By:	/s/ Mahesh Shetty
Title:	CFO North American Technologies Group, Inc., sole shareholder of TieTek Technologies, Inc. the sole Member of TieTek, LLC

PAYEE:

OPUS 5949 LLC, a Texas limited liability company
By: Sammons VPC, Inc., Manager

By:	/s/ Heather Kreager
Heather Kreager, Vice President